Exhibit 99.2

For further information contact
John S. Weatherly, CFO 1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company

Announces Director Resignation

     Natchez, MS (May 7, 2004) — Callon Petroleum Company (NYSE: CPE/CPE.PrA) announced today that Leif Dons has resigned from the board of directors due to changes in the requirements of his current employment.

     “It is with gratitude and thanks that we acknowledge Leif’s five years of service to the board,” noted Fred L. Callon, chairman, president and CEO.

Callon Petroleum Company has been engaged in the exploration, development, acquisition and operation of oil and gas properties in the Gulf Coast region since 1950.

#